Exhibit 99.5

LENNAR AND CALATLANTIC UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

On February 12, 2018, Lennar completed the acquisition of CalAtlantic through a transaction in which CalAtlantic was merged with and into a wholly-owned subsidiary of Lennar (“Merger Sub”), with Merger Sub continuing as the surviving corporation and a subsidiary of Lennar (the “Merger”). The Merger took place pursuant to the Agreement and Plan of Merger dated as of October 29, 2017, among CalAtlantic, Lennar and Merger Sub.

The unaudited pro forma condensed combined statements of operations for the year ended November 30, 2017 and for the three months ended February 28, 2018 combine the historical consolidated statements of operations of Lennar and CalAtlantic, giving effect to the Merger as if it had been consummated on December 1, 2016, the beginning of the earliest period presented. The pro forma condensed combined balance sheets of the Company and CalAtlantic as of November 30, 2017 and as of February 28, 2018 are not included because the condensed consolidated balance sheet as of February 28, 2018 of the Company and its subsidiaries (including CalAtlantic) subsequent to the Merger is included in the Company’s Form 10-Q for the three months ended February 28, 2018. The historical consolidated financial statements of CalAtlantic have been adjusted to reflect certain reclassifications in order to conform with Lennar’s financial statement presentation. For a description of the reclassifications, please see Note 2 to the unaudited pro forma condensed combined statement of operations.

Although the Merger was not conditioned upon Lennar having received any financing, in anticipation of the payments Lennar would be making as a result of the merger consideration paid in cash, Lennar sold $300 million of 2.95% Senior Notes due 2020 and $900 million of 4.75% Senior Notes due 2027, in a private offering (the “Senior Notes Offering”) that closed on November 29, 2017. The unaudited pro forma statement of operations also give effect to the Senior Notes Offering as though it had occurred as of the same date as the Merger.

The unaudited pro forma condensed combined statement of operations was prepared using the acquisition method of accounting in accordance with Regulation S-X Article 11 which gives effect to the Merger under Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations, with Lennar considered as the accounting acquirer and CalAtlantic as the accounting acquiree. Accordingly, consideration paid by Lennar to complete the Merger will be allocated to identifiable assets and liabilities of CalAtlantic based on their estimated fair values as of the closing date of the Merger.

These unaudited pro forma condensed combined statement of operations have been developed from and should be read in conjunction with (1) the audited consolidated financial statements of Lennar contained in our Annual Report on Form 10-K for the year ended November 30, 2017, (2) the unaudited interim condensed consolidated financial statements of Lennar contained in our Quarterly Report on Form 10-Q for the three months ended February 28, 2018, and (3) the audited consolidated financial statements of CalAtlantic contained in this Form 8-K as Exhibit 99.4. The unaudited pro forma condensed combined statement of operations are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Lennar would have been had the Merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position.

The historical consolidated financial statements of CalAtlantic have been adjusted to reflect certain reclassifications in order to conform with Lennar’s financial statement presentation. For a description of the reclassifications, see Note 3 to the unaudited pro forma condensed combined statement of operations.

Pro Forma Condensed Combined Statement of Operations

For the Year Ended November 30, 2017

		Condensed as
	Lennar	Adjusted	Pro Forma	See
	Corporation	CalAtlantic	Merger	Note	Pro Forma
	Historical	(Note 2)	Adjustments	3	Combined
	(Dollars in thousands, except per share amounts)
Revenues:
Homebuilding	$11,200,242	$6,580,770	$—		$17,781,012
Financial services	770,109	88,831	—		858,940
Rialto	281,243	—	—		281,243
Multifamily	394,771	—	—		394,771

Total revenues	12,646,365	6,669,601	—		19,315,966

Costs and expenses:
Homebuilding	$9,752,269	$5,878,752	30,100	A	$15,661,121
Financial services	614,585	50,956	—		665,541
Rialto	247,549	—	—		247,549
Multifamily	407,078	—	—		407,078
Corporate general and administrative expenses	285,889	99,632	—		385,521

Total costs and expenses	11,307,370	6,029,340	30,100	A	17,366,810

Homebuilding equity in earnings (loss) from unconsolidated entities	(61,708)	13,262	—		(48,446)
Other income (expense), net	22,774	(14,562)	—		8,212
Homebuilding loss due to litigation	(140,000)	—	—		(140,000)
Rialto equity in earnings from unconsolidated entities	25,447	—	—		25,447
Rialto other expense, net	(81,636)	—	—		(81,636)
Multifamily equity in earnings from unconsolidated entities	85,739	—	—		85,739

Earnings before income taxes	1,189,611	638,961	(30,100)	A	1,798,472
Provision for income taxes	(417,857)	(279,094)	78,217	B	(618,734)

Net earnings (including net loss attributable to noncontrolling interests)	771,754	359,867	48,117		1,179,738
Less: Net loss attributable to noncontrolling interests	(38,726)	—	—		(38,726)
Less: Net earnings allocated to unvested restricted stock	—	(1,500)	—		(1,500)

Net earnings	$810,480	358,367	48,117		1,216,964

Per Common Share:
Earnings - basic	$3.38	3.18	—		3.78
Earnings - diluted	$3.38	2.87	—		3.78
Weighted average shares
Basic	237,155	112,595	(27,795)	C	321,955
Diluted	237,156	126,850	(42,050)	C	321,956

See accompanying notes to audited pro forma condensed combined statement of operations, which are an integral part of these statements.

Pro Forma Condensed Combined Statement of Operations

For the Three Months Ended February 28, 2018

		Condensed as
	Lennar	Adjusted	Pro Forma	See
	Corporation	CalAtlantic	Merger	Note	Pro Forma
	Historical	(Note 2)	Adjustments	3	Combined
	(Dollars in thousands, except per share amounts)
Revenues:
Homebuilding	$2,662,093	$1,548,469	$—		$4,210,562
Financial services	171,140	16,415	—		187,555
Rialto	54,302	—	—		54,302
Multifamily	93,256	—	—		93,256

Total revenues	2,980,791	1,564,884	—		4,545,675

Costs and expenses:
Homebuilding	$2,404,007	$1,409,724	—		$3,813,731
Financial services	151,445	11,431	—		162,876
Rialto	45,413	—	—		45,413
Multifamily	97,199	—	—		97,199
Acquisition and integration costs related to CalAtlantic	104,195	36,889			141,084
Corporate general and administrative expenses	67,810	23,117	—		90,927

Total costs and expenses	2,870,069	1,481,161	—		4,351,230

Homebuilding equity in earnings (loss) from unconsolidated entities	(14,287)	3,447	—		(10,840)
Other income (expense), net	169,928	(16,432)	—		153,496
Rialto equity in earnings from unconsolidated entities	9,114	—	—		9,114
Rialto other expense, net	(8,791)	—	—		(8,791)
Multifamily equity in earnings from unconsolidated entities	2,742	—	—		2,742

Earnings before income taxes	269,428	70,738	—		340,166
Provision for income taxes	(132,611)	(76,457)	—		(209,068)

Net earnings (including net loss attributable to noncontrolling interests)	136,817	(5,719)	—		131,098
Less: Net loss attributable to noncontrolling interests	602	—	—		602

Net earnings	$136,215	(5,719)	—		130,496

Per Common Share:
Earnings - basic	$0.53	(0.05)	—		0.51
Earnings - diluted	$0.53	(0.05)	—		0.51
Weighted average shares
Basic	253,665	115,980	(115,980)	C	253,665
Diluted	254,448	122,937	(122,937)	C	254,448

See accompanying notes to audited pro forma condensed combined statement of operations, which are an integral part of these statements.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

1.	Basis of Presentation

The unaudited pro forma condensed combined statement of operations has been prepared in accordance with S-X Article 11 which gives effect to the Merger under Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”) using the acquisition method of accounting giving effect to the Merger involving Lennar and CalAtlantic, with Lennar as the acquirer. The unaudited pro forma condensed combined statement of operations is presented for illustrative purposes only and is not necessarily indicative of the results of operations had the Merger been consummated at December 1, 2016, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities.

Under the acquisition method of accounting, the assets and liabilities of CalAtlantic will be recorded at the respective fair values on the Merger date. The fair value on the Merger date represents management’s best estimates based on available information and facts and circumstances in existence on the Merger date. Adjustments may include, but not be limited to, changes in total Merger related expenses if implementation costs vary from currently estimated amounts or as a result of information unknown as of the completion of the Merger that becomes known.

Lennar’s fiscal year ends on November 30, and CalAtlantic’s fiscal year ends on December 31. As a consequence of Lennar’s and CalAtlantic’s different fiscal years:

•	The unaudited pro forma condensed combined statement of operations for the year ended November 30, 2017 combines Lennar’s historical unaudited condensed consolidated statement of operations as of November 30, 2017, which was the end of Lennar’s fiscal year, and CalAtlantic’s historical unaudited consolidated statement of operations as of December 31, 2017, which was the end of CalAtlantic’s fiscal year.

•	The unaudited pro forma condensed combined statement of operations for the three months ended February 28, 2018 combines Lennar’s historical unaudited condensed consolidated statement of operations for the three month ended February 28, 2018, which was the end of Lennar’s first fiscal quarter, and CalAtlantic’s historical unaudited consolidated statement of operations for the period from December 1, 2017 to the date of acquisition (February 12, 2018).

2.	Reclassifications on the Condensed Historical Presentation for the Pro Forma Statement of Operations

Certain financial statement line items included in CalAtlantic’s historical presentation have been reclassified to corresponding line items as included in Lennar’s historical presentation for the purpose of preparing the unaudited pro forma condensed combined statements of operations as follows:

Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2017

	Condensed			Condensed
	Historical	Reclassification	See	As Adjusted
	Presentation	Adjustments	Note	CalAtlantic
	(Dollars in thousands)
Homebuilding:
Home sale revenues	$6,574,061	$—		$6,574,061
Land sale revenues	6,709	—		6,709

Total revenues	6,580,770	—		6,580,770

Cost of home sales	(5,269,466)	—		(5,269,466)
Cost of land sales	(7,389)	—		(7,389)

Total cost of sales	(5,276,855)	—		(5,276,855)

Gross margin	1,303,915	—		1,303,915
Selling, general and administrative expenses	(701,529)	99,632	1	(601,897)
Equity in earnings (loss) from unconsolidated entities	13,262	—		13,262
Other income (expense), net	(14,562)	—		(14,562)

Homebuilding pretax income	601,086	99,632		700,718

Financial services:
Revenues	88,831	—		88,831
Expenses	(50,956)	—		(50,956)

Financial services pretax income	37,875	—		37,875

Corporate general and administrative expenses	—	(99,632)	1	(99,632)

Earnings before income taxes	638,961	—		638,961
Provision for income taxes	(279,094)	—		(279,094)

Net earnings (including net earnings (loss) attributable to noncontrolling interests)	359,867	—		359,867
Less: Net earnings allocated to unvested restricted stock	(1,500)	—		(1,500)

Net income available to common stockholders	$358,367	$—		$358,367

Pro Forma Condensed Combined Statement of Operations

For the Period December 1, 2017 through February 12, 2018 (acquisition date)

	Condensed			Condensed
	Historical	Reclassification	See	As Adjusted
	Presentation	Adjustments	Note	CalAtlantic
	(Dollars in thousands)
Homebuilding:
Home sale revenues	$1,545,063	$—		$1,545,063
Land sale revenues	3,406	—		3,406

Total revenues	1,548,469	—		1,548,469

Cost of home sales	(1,257,515)	—		(1,257,515)
Cost of land sales	(6,683)	—		(6,683)

Total cost of sales	(1,264,198)	—		(1,264,198)

Gross margin	284,271	—		284,271
Acquisition and integration costs related to CalAtlantic	—	(36,889)	2	(36,889)
Selling, general and administrative expenses	(168,643)	23,117	1	(145,526)
Equity in earnings (loss) from unconsolidated entities	3,447	—		3,447
Other income (expense), net	(53,321)	36,889	2	(16,432)

Homebuilding pretax income	65,754	23,117		88,871

Financial services:
Revenues	16,415	—		16,415
Expenses	(11,431)	—		(11,431)

Financial services pretax income	4,984	—		4,984

Corporate general and administrative expenses	—	(23,117)	1	(23,117)

Earnings before income taxes	70,738	—		70,738
Provision for income taxes	(76,457)	—		(76,457)

Net earnings (including net earnings (loss) attributable to noncontrolling interests)	(5,719)	—		(5,719)
Less: Net earnings allocated to unvested restricted stock	—	—		—

Net income available to common stockholders	$(5,719)	$—		$(5,719)

Statement of Operations

	Three Months	Year
	Ended	Ended
(Dollars in thousands)	February 28,	November 30,
	2018	2017
1. Reclass for Corporate general and administrative expenses
To reflect general and administrative expenses related to corporate general and administrative expenses to conform to Lennar’s statement of operations	$23,117	$99,632
2. Reclass for Acquisition and integration costs related to CalAtlantic
To reflect acquisition and integration costs from other expense to acquisition and integration costs to conform to Lennar’s statement of operations	$36,889

3.	Pro Forma Merger Adjustments

The unaudited pro forma condensed combined financial statements reflect the following adjustments:

Statement of Operations

	Three Months Ended	Year Ended
	February 28,	November 30,
(Dollars in thousands)	2018	2017
A. Adjustments to Homebuilding cost of sales
To reflect interest costs included in homebuilding costs and expenses due to issuance of $1.2 billion of senior notes. Based on the $900 million of 4.75% senior notes and $300 million of 2.95% senior notes the total interest to be incurred during the year ended November 30, 2017 would be $51.6 million. Assuming capitalization of interest at the beginning of the period and the Company’s current cycle time of approximately five months, $30.1 million of interest would be recognized for the year ending November 30, 2017.		$30,100
B. Adjustments to provision for income taxes
Adjustment to eliminate the provision for income taxes recorded by CalAtlantic due to the Tax Cuts and Jobs Act		88,842
Adjustment to the income tax provision for the pro forma adjustments at the estimated combined pro forma effective tax rate		(10,625)

		$78,217

C. Adjustments to weighted average shares

To reflect the pro forma shares outstanding after issuance of Lennar shares related to the acquisition and cancellation of CalAtlantic’s common stock. The Company calculated the net change as a pro-forma merger adjustment. The amount was calculated as follows:

Issuance of Lennar Class A common stock as part of acquisition	$83,138	83,138
Issuance of Lennar Class B common stock as part of acquisition	1,662	1,662
Cancellation of CalAtlantic’s common stock	(115,980)	(112,595)

Basic Pro Forma merger adjustment	$(31,180)	(27,795)

Issuance of Lennar shares as part of acquisition	84,800	84,800
Cancellation of CalAtlantic’s common stock	(122,937)	(126,850)

Diluted Pro Forma merger adjustment	$(38,137)	(42,050)